UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2019

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $.01 per share	ASCMA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Amendment to Restructuring Support Agreement

As previously announced, on May 20, 2019, Monitronics International, Inc. (“Monitronics”), a Texas corporation and wholly owned subsidiary of Ascent Capital Group, Inc. (“Ascent Capital”), and certain of its domestic subsidiaries (collectively, the “Debtors”), entered into the Restructuring Support Agreement (the “RSA”) with (i) significant holders of the 9.125% Senior Notes due 2020, (ii) significant holders of term loans under that certain Credit Agreement dated as of March 23, 2012 (as amended, the “Credit Agreement”), and (iii) Ascent Capital. On June 4, 2019, the parties to the RSA agreed to enter into an Amendment to the RSA, dated as of June 1, 2019 (the “RSA Amendment”). The RSA Amendment contemplates that certain milestones under the RSA shall be amended as set forth in the RSA Amendment. Additionally, the RSA Amendment changes the date by which Ascent Capital is required to obtain all necessary approvals to consummate the merger with Monitronics to 63 days (from 65 days) after the date (such date, the “Petition Date”) on which the Debtors commence voluntary reorganization cases under chapter 11 in accordance with the plan of reorganization as described in the RSA (the “Plan”), and changes the date on which the RSA will terminate automatically (assuming that the Plan has not become effective prior to such date) to 80 days (from 82 days) after the Petition Date.

The above description of the terms of the RSA Amendment does not purport to be complete and is qualified in its entirety by the full text of the RSA Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Commitment Letter

As previously announced, on May 20, 2019, Monitronics entered into a Commitment Letter (the “Commitment Letter”) with KKR Credit Advisors (US) LLC (“KKR”). On June 4, 2019, Monitronics and KKR entered into an Amendment to the Commitment Letter (the “Commitment Letter Amendment”). The Commitment Letter Amendment extends the expiration date of KKR’s obligation to provide a debtor-in-possession revolving loan financing facility from June 30, 2019 to July 3, 2019.

The above description of the terms of the Commitment Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Commitment Letter Amendment, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell any securities of Ascent Capital or Monitronics. Copies of Ascent Capital’s and Monitronics’ Securities and Exchange Commission (“SEC”) filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Monitronics International, Inc., 1990 Wittington Place, Farmers Branch, TX, Telephone: (972) 243-7443, or to Ascent Capital Group, Inc., 5251 DTC Parkway. Suite 1000, Greenwood Village, CO 80111, Telephone: (303) 628-5600.

Participants in the Solicitation

The directors and executive officers of Ascent Capital and Monitronics and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed merger of Ascent Capital and Monitronics. Information regarding the directors and executive officers of Ascent Capital is available in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of Monitronics is available in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the proposed merger and other transactions contemplated by the RSA which has been filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy materials regarding the foregoing. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Restructuring Support Agreement, dated as of June 1, 2019, by and among the Debtors, Ascent Capital, certain noteholders and term lenders of the Debtors and other parties thereto.

10.2	Amendment to Commitment Letter dated as of June 4, 2019, by and among Monitronics and KKR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT CAPITAL GROUP, INC.

Date: June 7, 2019
	By:	/s/ William E. Niles
William E. Niles Chief Executive Officer, General Counsel and Secretary